Exhibit 10.5

FIRST NBC BANK HOLDING COMPANY

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”), dated as of [—] (the “Date of Grant”), between First NBC Bank Holding Company (“FNBC”) and [—] (the “Optionee”).

1. Grant of Stock Option. FNBC hereby grants to the Optionee, as of the Date of Grant, an option to purchase up to [—] shares of Common Stock for [—] per share.

2. Term and Exercise. During the second year after the Date of Grant, the Option may be exercised with respect to up to one-third of the total number of shares covered; during the third year, up to two-thirds of the shares; during the fourth year, up to 100% of the shares. Notwithstanding the foregoing, the Option shall become immediately exercisable in full upon Optionee’s death, disability or retirement on or after reaching age 65 (“Retirement”). No fractional shares shall be issued as a result of the exercise of this Option. No Option shall be exercisable after ten years from the Date of Grant.

3. Termination of Option. Upon the tenth anniversary of the Date of Grant this Option shall terminate, regardless of the extent to which it is exercisable before that date. In addition, upon termination of the Optionee’s employment for any reason the Option, to the extent not previously exercised, shall terminate 15 days from such termination unless Participant dies, in which case the option may be exercised at any time within six months of death.

4. Exercise of Option. The Optionee may exercise the Option with respect to all or any part of the number of Option shares then exercisable in the manner specified in the FNBC Stock Incentive Plan (the “Plan”). On the exercise date or as soon thereafter as is reasonably practicable, FNBC shall cause to be delivered to the Optionee, a certificate or certificates for the Option shares then being purchased upon full payment for such Option shares. If the Optionee fails to pay for any of the Option shares specified in the notice of exercise, or fails to accept delivery thereof, the Optionee’s right to purchase such shares may be terminated by FNBC. The date specified in the Optionee’s notice of exercise as the date of exercise shall be deemed to be the date of exercise of the Option, provided that payment in full for the Option shares to be purchased upon such exercise shall have been received by such date.

5. No Rights as a Stockholder. Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of FNBC with respect to any shares purchasable upon the exercise of this Option, in whole or in part, prior to the issuance of certificates for shares of Common Stock to such person.

6. Amendment of Option. FNBC may, without the consent of or further consideration from the Optionee, amend, condition or modify this Option in respect to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to the Option or to comply with stock exchange rules or requirements.

7. Notice. Any notice to FNBC hereunder shall be addressed to it in care of its Secretary at its main office, and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the records of FNBC. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

8. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan.

9. Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Louisiana except to the extent preempted by federal law, which shall to that extent govern.

IN WITNESS WHEREOF, FNBC has caused its duly authorized person to execute this Agreement, and the Optionee has placed his or her signature hereon, effective as of the date hereof.

First NBC Bank Holding Company

By:
Chairman of the Board
of Directors

ACCEPTED AND AGREED TO:

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